UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 20, 2012

LUCKY BOY SILVER CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-146675	27-3787574
(State or Jurisdiction)	(Commission File Number)	(IRS Employer ID Number)

7230 Indian Creek Ln., Ste 201, Las Vegas, NV 89149

(Address and telephone number of principal executive office)

Registrant’s telephone number, including area code: (702) 839-4029

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 20, 2012, Lucky Boy Silver Corp. entered into an agreement with Habitants Minerals Ltd. granting Lucky Boy the sole and exclusive right to purchase 100% right, title and interest in and to the applications and subsequent claims to be issued by Quebec Ministry of Resources and Fauna for the following applications:

The Quebec applications cover ground referred to in reports GM19842, GM35169, GM35267, GM19844, GM20308, GM13866, reports which report historic graphite occurrences on Lot 32 and Lot 33 Range 11 in Low Township, Lot 1 Range 2 in Suffolk Township, Lot 9 and Lot 16 Range 3 and Lot 10 Range 9 all in Clarendon Township, Lot 46 Range 11 in Low Township, and ground in Lochaber Township covering historic mag anomalies.

APPLICATION 1186716 (29 claims)

APPLICATION 1187995 (14 claims)

APPLICATION 1187994 (12 claims)

APPLICATION 1187992 (10 claims)

65 claims approx., 60 hectares each = 3900 hectares

The consideration for the transaction was payment by Lucky Boy to Habitants of at total of Fifty Thousand United States Dollars (US$50,000.00) consisting of Twenty Five Thousand United States Dollars ($25,000.00) on the date of execution of this Agreement and Twenty Five Thousand United States Dollars ($25,000.00) upon the issuance of the claims in Lucky Boy’s name, and the issuance of 100,000 common shares of Lucky Boy within 15 days of the date of the closing of the transaction described in the Agreement or within 15 days of any Regulatory Approvals required for the issuance of the shares.

Exhibits

No.	Exhibits
99a	Graphite Prospects Sale Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUCKY BOYSILVER CORP.

/s/ Ken Liebscher
Ken Liebscher
President, Chief Executive Officer, and Director
April 20, 2012

EXHIBIT INDEX

No.	Exhibits
99a	Graphite Prospects Sale Agreement